Entity Details

THIS IS NOT A STATEMENT OF GOOD STANDING

File Number:	**4326277**	Incorporation Date / Formation Date:	**04/02/2007** (mm/dd/yyyy)
Entity Name:	**SKYHIGH RESOURCES INC.**		
Entity Kind:	**CORPORATION**	Entity Type:	**GENERAL**
Residency:	**DOMESTIC**	State:	**DE**

REGISTERED AGENT INFORMATION

Name:	**DELAWARE BUSINESS INCORPORATORS, INC.**		
Address:	**3422 OLD CAPITOL TRAIL SUITE 700**		
City:	**WILMINGTON**	County:	**NEW CASTLE**
State:	**DE**	Postal Code:	**19808**
Phone:	**(302)996-5819**		

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SKYHIGH RESOURCES INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 2007, AT 3:26 O'CLOCK P.M.


SECRETARY'S OFFICE
DELAWARE

4326277 8100

070954340

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 5951906

DATE: 08-24-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:19 PM 04/02/2007
FILED 03:26 PM 04/02/2007
SRV 070389113 - 4326277 FILE

CERTIFICATE OF INCORPORATION
(A Stock Corporation)

FIRST: The name of this corporation is **Skyhigh Resources Inc.**

SECOND: Its registered office in the State of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, county of New Castle, City of Wilmington 19808-6192, Delaware. The registered agent in charge thereof is **DELAWARE BUSINESS INCORPORATORS, INC.**, located at same address, as above.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this Corporation is 50,000,000 shares of $0.001 par value.

FIFTH: The name and mailing address of the incorporator is **Delaware Business Incorporators, Inc.**, 3422 Old Capitol Trail, Suite 700, Wilmington, Delaware 19808-6192.

SIXTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment nor repeal of this Certificate of Incorporation shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this date 4/2/2007.

Incorporator:
Delaware Business Incorporators, Inc.

Russell D Murray V.P.

By:____________________________
Russell D. Murray, Vice President

DBI: 79516226